Exhibit 99.1

   SUPERCONDUCTOR TECHNOLOGIES INC. EXTENDS AGREEMENT WITH MAJOR CDMA WIRELESS
                                     CARRIER

    SANTA BARBARA, Calif., Sept. 7 /PRNewswire-FirstCall/ -- Superconductor Technologies Inc. (Nasdaq: SCON) ("STI"), a leading provider of high performance infrastructure products for wireless voice and data applications, today announced it has executed an extension of an existing general purchase agreement with a major wireless carrier in the United States.

    STI extended its existing general purchase agreement with the carrier by almost three years, modifying the term through early 2008. The modified agreement now includes the SuperLink(TM) product and all of STI's new products, such as AmpLink(TM), SuperPlex(TM), and a line of performance-leading duplexers.

    All of STI's products are compatible with existing and currently planned future wireless network technologies and have played a significant part in the wireless carrier's roll-out of 3G EV-DO technology. The new provisions in the contract extension take effect immediately.

    "This three-year contract extends the February 2003 initial general purchase agreement with this valued customer," said Jeff Quiram, STI president and chief executive officer. "This extension indicates continued interest in STI's solutions that offer unparalled interference protection and increased sensitivity. Our product suite is tailored to fit the wireless operators' requirements as they upgrade their systems to deliver 3G services."

    Quiram continued: "STI anticipated the demand for improved performance by wireless networks as operators roll out EV-DO and other data architectures. We introduced the AmpLink, SuperPlex and enhanced duplexer lines in 2004, and these products are beginning to show traction with our customers. We have further provided customization of these products to meet our customers' unique needs and applications. We look forward to continued success with this major CDMA wireless carrier through the remainder of 2005 and beyond as it expands its high quality wireless network."

    About Superconductor Technologies Inc. (STI)
    Superconductor Technologies Inc., headquartered in Santa Barbara, CA, is a leading provider of high performance infrastructure products for wireless voice and data applications. STI's SuperLink(TM) solutions are proven to increase capacity utilization, lower dropped and blocked calls, extend coverage, and enable higher wireless transmission data rates. SuperLink(TM), the company's flagship product, incorporates patented high-temperature superconductor (HTS) technology to create a cryogenic receiver front-end (CRFE) used by wireless operators to enhance network performance while reducing capital and operating costs.

    SuperLink is a trademark of Superconductor Technologies Inc. in the United States and in other countries. For information about STI, please visit www.suptech.com.

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    Safe Harbor Statement

    The press release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, STI's views on projected customer purchases under the new agreement, as well as its views on future fundraising plans, profitability, revenues, market growth, capital requirements and new product introductions and any other statements identified by phrases such as "thinks," "anticipates," "believes," "estimates," "expects," "intends," "plans," "goals" or similar words. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statements. These factors and uncertainties include: STI's ability to expand its operations to meet anticipated product demands; the ability of STI's products to achieve anticipated benefits for its customers; the anticipated growth of STI's target markets; unanticipated delays in shipments to customers; and STI's ability to operate its business profitability. Forward-looking statements can be affected by many other factors, including, those described in the Business and the MD&A sections of its 2004 Annual Report on Form 10-K and the Risk Factors section of its Prospectus Supplement dated August 10, 2005. These documents are available online at STI's website, www.suptech.com, or through the SEC's website, www.sec.gov. Forward-looking statements are based on information presently available to senior management, and STI has not assumed any duty to update any forward-looking statements.

    Contact

    For further information please contact: Martin S. McDermut, Senior Vice President, Chief Financial Officer of Superconductor Technologies Inc., +1-805-690-4539, mmcdermut@suptech.com; or Investor Relations, Kirsten Chapman, invest@suptech.com, or Moriah Shilton, both of Lippert / Heilshorn & Associates, +1-415-433-3777, for Superconductor Technologies Inc.